                                                                    Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As an independent public accountant, we hereby consent to the use of our report (and to all references to our firm) included in or made a part of this registration statement.



                                    ARTHUR ANDERSEN LLP


Minneapolis, Minnesota
 December 23, 1996